UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2016

_________________

WIDEPOINT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33035	52-2040275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7926 Jones Branch Drive, Suite 520, McLean, Virginia (Address of Principal Executive Office)		22102 (Zip Code)
Registrant’s telephone number, including area code: (703) 349-2577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On December 15, 2016, WidePoint Corporation (the “Company”) held an annual meeting of its stockholders to vote on the following proposals:

Proposal One: The board of directors nominated one nominee to stand for election at the annual meeting and the nominee was elected by a plurality of votes cast by shares entitled to vote at the meeting. In accordance with the voting results listed below Morton S. Taubman was elected until the annual meeting of stockholders in the year 2019 and until his successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Morton S. Taubman	24,319,903	19,205,338	29,802,495

Proposal Two: In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company asked stockholders to approve an advisory resolution on executive compensation, commonly referred to as “say on pay”. In accordance with the voting results listed below, the advisory resolution on executive compensation was approved.

For	Withheld	Abstain	Broker Non-Votes
34,253,898	7,916,908	1,354,435	29,802,495

Proposal Three: The board of directors selected the accounting firm of Moss Adams LLP as independent accountants for the Company for the fiscal year ending December 31, 2016. The board of directors directed that the appointment of the independent accountants be submitted for ratification by the stockholders at the annual meeting. Therefore, in accordance with the voting results listed below, the appointment of Moss Adams LLP was ratified by the stockholders to serve as the independent registered public accountants for the Company for the current fiscal year ending December 31, 2016.

For	Against	Abstain
64,631,933	7,386,212	1,309,591

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION

/s/ James T. McCubbin
Date:	December 19, 2016	James T. McCubbin
Executive Vice President and Chief Financial Officer